EXHIBIT 99.1

Woodward Reports Record Sales & Earnings for Fiscal Year 2025

Fiscal 2026 Guidance Reflects Robust Growth

FORT COLLINS, Colo., Nov. 24, 2025 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today reported financial results for its fiscal year 2025 and fourth quarter ending September 30, 2025.

All amounts are presented on an as reported (U.S. GAAP) basis unless otherwise indicated. All per share amounts are presented on a fully diluted basis. All comparisons are made to the same period of the prior year unless otherwise stated. All references to years are references to the Company’s fiscal year unless otherwise stated.

Fourth Quarter and Fiscal Year 2025 Overview

	Fourth Quarter 2025	Fiscal Year 2025
Net sales	$995M, +16%	$3.6B, +7%
Net earnings	$138M, +66%	$442M, +19%
Adjusted net earnings[1]	$129M, +49%	$424M, +12%
Earnings per share (EPS)	$2.23, +64%	$7.19, +20%
Adjusted EPS[1]	$2.09, +48%	$6.89, +13%
Net cash provided by operating activities	$233M, +65%	$471M, +7%
Free cash flow[1]	$181M, +54%	$340M, -1%

"Woodward delivered another year of record sales in fiscal 2025, driven by strong demand and disciplined execution that expanded earnings and strengthened our foundation for growth,” said Chip Blankenship, Chairman and Chief Executive Officer. “Aerospace delivered substantial sales and margin expansion supported by high aircraft utilization and robust defense activity, while Industrial achieved double-digit growth across power generation and oil & gas markets.

“Fiscal 2025 was a pivotal year for Woodward. With enhanced capabilities and deep customer partnerships, we are well positioned to capture opportunities from the next generation of aircraft and energy systems. We remain focused on growth, operational excellence, and innovation to drive sustained performance and long-term shareholder value.”

Woodward’s key highlights include:

  Completed strategic acquisition of Safran’s North American Electromechanical Actuation business, enhancing our existing portfolio with industry-leading Horizontal Stabilizer Trim Actuation technology and other complementary products
  Board authorized new three-year $1.8 billion share repurchase program
  Selected by Airbus to supply 12 of the 14 spoiler actuation systems for the A350, our first primary flight control system on a commercial aircraft
  Broke ground on a cutting-edge facility in Spartanburg County, South Carolina. This highly automated, vertically integrated site will serve as a model for advanced precision aerospace manufacturing
  Earned continued recognition as a Great Place to Work and for manufacturing excellence, including:
    TIME’s World’s Best Companies and America’s Best Mid-Size Companies 2025
    Finalist for Manufacturing Institute’s 2025 Manufacturing Leadership Award for Operational Excellence
  Completed the divestiture of our Industrial combustion product line, aligning with our portfolio optimization strategy

Fourth Quarter and Fiscal Year 2025 Company Results

Total Company Results (Dollars in millions, except per share amounts)
	Three Months Ended September 30,			Year Ended September 30,
	2025	2024	Year over Year	2025	2024	Year over Year
Income Statement
Total Sales	$995	$855	16.5%	$3,567	$3,324	7.3%
Net Earnings	138	83	65.2%	442	373	18.5%
Adjusted Net Earnings	129	86	49.4%	424	379	11.7%
EPS	$2.23	$1.36	64.0%	$7.19	$6.01	19.6%
Adjusted EPS	$2.09	$1.41	48.2%	$6.89	$6.11	12.8%
EBIT[1]	169	113	49.5%	563	495	13.6%
Adjusted EBIT[1]	176	117	49.5%	556	504	10.4%
Effective Income Tax Rate	13.9%	18.0%	-410 bps	15.2%	17.8%	-260 bps
Adjusted Effective Income Tax Rate[1]	22.3%	18.4%	390 bps	17.7%	18.0%	-30 bps

Cash Flow and Financial Position
Net cash provided by operating activities	$233	$142	64.6%	$471	$439	7.3%
Capital Expenditures	52	24	117.5%	131	96	36.0%
Free cash flow	181	118	53.8%	340	343	-0.7%

Dividends Paid	17	15	13.2%	65	58	11.5%
Share Repurchases	49	86	-	173	391	-
Total Debt	-	-	-	702	872	-19.5%
EBITDA[1] Leverage	-	-	-	1.0x	1.4x	-

Segment Results

Aerospace (Dollars in millions)
	Three Months Ended September 30,			Year Ended September 30,
	2025	2024	Year over Year	2025	2024	Year over Year
Commercial OEM	$194	$194	0.2%	$691	$738	-6.4%
Commercial Services	242	174	39.6%	824	641	28.5%
Defense OEM	160	126	27.3%	561	407	38.0%
Defense Services	64	59	8.3%	237	243	-2.3%

Sales	661	553	19.6%	2,313	2,029	14.0%
Segment Earnings	162	106	52.3%	507	385	31.5%
Segment Margin %	24.4%	19.2%	520 bps	21.9%	19.0%	290 bps

Segment earnings for the fourth quarter of 2025 were $162 million, or 24.4 percent of segment net sales. The increase in segment earnings was a result of price realization and higher sales volume, partially offset by strategic investments in manufacturing capabilities, as well as inflation.

Segment earnings for fiscal 2025 were $507 million, or 21.9 percent of segment net sales. The increase in segment earnings was a result of price realization and higher sales volume, partially offset by strategic investments in manufacturing capabilities, unfavorable mix, and inflation.

Industrial (Dollars in millions)
	Three Months Ended September 30,			Year Ended September 30,
	2025	2024	Year over Year	2025	2024	Year over Year
Transportation	$139	$121	14.7%	$507	$625	-18.8%
Power generation	125	119	5.5%	489	444	10.2%
Oil and gas	70	62	12.9%	258	227	13.5%

Sales	334	302	10.6%	1,254	1,296	-3.2%
Segment Earnings	49	38	28.2%	183	230	-20.6%
Segment Margin %	14.6%	12.6%	200 bps	14.6%	17.7%	-310 bps

Based on changes in market dynamics, the Company has refined its Industrial end market presentation to better align certain sales within power generation, transportation, and oil and gas. Accordingly, sales for the quarters and years ended September 30, 2025 and 2024, have been reclassified for comparability. The reclassification had no impact on total Industrial or the consolidated financial results.

Industrial segment earnings for the fourth quarter of 2025 were $49 million, or 14.6 percent of segment net sales. The increase in segment earnings was a result of price realization, partially offset by inflation and strategic investments in manufacturing capabilities.

Industrial segment earnings for fiscal 2025 were $183 million, or 14.6 percent of segment net sales. The decrease in segment earnings was a result of lower sales volume and unfavorable mix, partially offset by price realization.

Nonsegment (Dollars in millions)
	Three Months Ended September 30,			Year Ended September 30,
	2025	2024	Year over Year	2025	2024	Year over Year
Nonsegment Expense	$41	$31	32.9%	$126	$120	5.4%
Adjusted Nonsegment Expenses[1]	35	27	30.2%	133	112	19.1%

Fiscal Year 2026 Guidance

Our fiscal 2026 guidance assumes a sustained strong demand environment, supporting continued sales growth and further margin expansion.

Total Company
Sales Growth	up 7% - 12%
EPS	$7.50 - $8.00
Free Cash Flow[3]	$300 - $350 million
Capital Expenditures	~$290 million
Shares	~61 million
Effective Tax Rate	~22%

Segment Data
Aerospace
Sales Growth	up 9% - 15%
Segment Earnings (% of Sales)	22% - 23%
Industrial
Sales Growth	up 5% - 9%
Segment Earnings (% of Sales)	14.5% - 15.5%

Conference Call

Woodward will hold an investor conference call at 5:00 p.m. ET, November 24, 2025, to provide an overview of the financial performance for its fiscal year 2025 and fourth quarter ending September 30, 2025, business highlights, and guidance for fiscal 2026. You are invited to listen to the live webcast of our conference call, or a recording, and view or download accompanying presentation slides at our website, www.woodward.com2.

You may also listen to the call by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international). Participants should call prior to the start time to allow for registration; the Conference ID is 4675940. The call and presentation will be available on the website by selecting “Investors/Events & Presentations” from the menu and will remain accessible on the company’s website for one year.

About Woodward, Inc.

Woodward is the global leader in the design, manufacture, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Our purpose is to design and deliver energy control solutions our partners count on to power a clean future. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Cautionary Statement

Information in this press release contains forward-looking statements regarding future events and our future results within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, to the extent to which we will be successful winning content on the next generation of aircraft and energy systems, the results of our ongoing focus on growth, operational excellence and innovation, including whether such focus ultimately leads to long-term term sustained success and enhanced shareholder value, and statements regarding our business and guidance for fiscal year 2026, including our guidance for sales, earnings per share, segment sales growth rates, segment earnings margin growth rates, effective tax rate, free cash flow, capital expenditures, and diluted weighted average shares outstanding, as well as our assumptions regarding our guidance, anticipated trends in our business and markets, including our assumptions regarding sales and demand in fiscal 2026. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to: (1) global economic uncertainty and instability, including in the financial markets that affect Woodward, its customers, and its supply chain; (2) risks related to constraints and disruptions in the global supply chain and labor markets; (3) Woodward’s long sales cycle; (4) risks related to Woodward’s concentration of revenue among a relatively small number of customers; (5) Woodward’s ability to implement and realize the intended effects of any restructuring efforts; (6) Woodward’s ability to successfully manage competitive factors including expenses and fluctuations in sales; (7) changes and consolidations in the aerospace market; (8) Woodward’s financial obligations including debt obligations and tax expenses and exposures; (9) risks related to Woodward’s U.S. government contracting activities including potential changes in government spending patterns; (10) volatility with respect to the China on-highway natural gas truck market; (11) Woodward’s ability to protect its intellectual property rights and avoid infringing the intellectual property rights of others; (12) changes in the estimates of fair value of reporting units or of long-lived assets; (13) environmental risks; (14) Woodward’s continued access to a stable workforce and favorable labor relations with its employees; (15) Woodward’s ability to manage various regulatory and legal matters; (16) risks from operating internationally; (17) cybersecurity and other technological risks; and other risk factors and risks described in Woodward's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, any subsequently filed Quarterly Report on Form 10-Q, as well as its Annual Report on Form 10-K for the year ended September 30, 2025, which we expect to file shortly, and other risks described in Woodward’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof and Woodward assumes no obligation to update such statements, except as required by applicable law.

Woodward, Inc. and Subsidiaries Condensed Consolidated Statement of Earnings (Unaudited – In thousands)
	Three Months Ended September 30,		Years Ended September 30,
	2025	2024	2025	2024
Net sales	$995,264	$854,488	$3,567,064	$3,324,249
Costs and expenses:
Cost of goods sold	717,864	646,733	2,610,772	2,447,770
Selling, general, and administrative expenses	87,582	77,729	329,823	307,499
Research and development costs	39,043	34,689	147,568	140,676
Interest expense	10,225	13,477	45,689	47,959
Interest income	(953)	(1,964)	(4,189)	(6,458)
Other income, net	(18,255)	(17,707)	(84,010)	(67,168)
Total costs and expenses	835,506	752,957	3,045,653	2,870,278
Earnings before income taxes	159,758	101,531	521,411	453,971
Income tax expense	22,135	18,235	79,300	81,000
Net earnings	$137,623	$83,296	$442,111	$372,971

Earnings per share amounts:
Basic earnings per share	$2.30	$1.40	$7.42	$6.21
Diluted earnings per share	$2.23	$1.36	$7.19	$6.01
Weighted average common shares outstanding:
Basic	59,921	59,437	59,563	60,076
Diluted	61,720	61,385	61,464	62,084

Cash dividends paid per share	$0.28	$0.25	$1.09	$0.97

Woodward, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited – In thousands)
	September 30, 2025	September 30, 2024
Assets
Current assets:
Cash and cash equivalents	$327,431	$282,270
Accounts receivable	831,116	770,066
Inventories	654,608	609,092
Income taxes receivable	1,553	22,016
Other current assets	69,706	60,167
Total current assets	1,884,414	1,743,611
Property, plant, and equipment, net	986,623	940,715
Goodwill	832,288	806,643
Intangible assets, net	428,080	440,419
Deferred income tax assets	118,711	84,392
Other assets	380,027	353,135
Total assets	$4,630,143	$4,368,915

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$122,300	$217,000
Current portion of long-term debt	122,934	85,719
Accounts payable	289,417	287,457
Income taxes payable	59,655	40,692
Accrued liabilities	313,083	292,642
Total current liabilities	907,389	923,510
Long-term debt, less current portion	456,968	569,751
Deferred income tax liabilities	107,669	121,858
Other liabilities	591,727	577,380
Total liabilities	2,063,753	2,192,499
Stockholders’ equity	2,566,390	2,176,416
Total liabilities and stockholders’ equity	$4,630,143	$4,368,915

Woodward, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited – In thousands)
	Years Ended September 30,
	2025	2024
Net cash provided by operating activities	$471,294	$439,089

Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(130,928)	(96,280)
Proceeds from sale of assets	42	2,292
Proceeds from business divestitures	50,068	1,800
Payments for business acquisition, net of cash acquired	(41,678)	-
Proceeds from sales of short-term investments	2,943	9,738
Payments for short-term investments	-	(6,767)
Net cash used in investing activities	(119,553)	(89,217)

Cash flows from financing activities:
Cash dividends paid	(64,975)	(58,286)
Proceeds from sales of treasury stock	104,578	89,875
Payments for repurchases of common stock	(172,857)	(390,819)
Borrowings on revolving lines of credit and short-term borrowings	2,285,900	2,962,800
Payments on revolving lines of credit and short-term borrowings	(2,380,600)	(2,745,800)
Payments of long-term debt and finance lease obligations	(85,972)	(75,817)
Net cash used in financing activities	(313,926)	(218,047)
Effect of exchange rate changes on cash and cash equivalents	7,346	12,998
Net change in cash and cash equivalents	45,161	144,823
Cash and cash equivalents at beginning of year	282,270	137,447
Cash and cash equivalents at end of period	$327,431	$282,270

Woodward, Inc. and Subsidiaries Segment Net Sales and Net Earnings (Unaudited – In thousands)
	Three Months Ended September 30,		Years Ended September 30,
	2025	2024	2025	2024
Segment net sales:
Aerospace	661,205	552,790	2,312,806	2,028,618
Industrial	334,059	301,698	1,254,258	1,295,631
Total consolidated net sales	$995,264	$854,488	$3,567,064	$3,324,249
Segment earnings*:
Aerospace	161,532	106,065	506,613	385,360
As a percent of segment net sales	24.4%	19.2%	21.9%	19.0%
Industrial	48,738	38,015	182,524	229,857
As a percent of segment net sales	14.6%	12.6%	14.6%	17.7%
Total segment earnings	$210,270	$144,080	$689,137	$615,217
Nonsegment expenses	(41,240)	(31,036)	(126,226)	(119,745)
EBIT	$169,030	$113,044	$562,911	$495,472
Interest expense, net	(9,272)	(11,513)	(41,500)	(41,501)
Consolidated earnings before income taxes	$159,758	$101,531	$521,411	$453,971
*This schedule reconciles segment earnings, which exclude certain costs, to consolidated earnings before taxes.

Payments for property, plant and equipment	$52,391	$24,087	$130,928	$96,280
Depreciation expense	$21,816	$21,084	$85,054	$82,578

Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings to Adjusted Net Earnings[1] (Unaudited – In thousands, except per share amounts)
	Three Months Ended September 30,
	2025		2024
	Net Earnings	Earnings Per Share	Net Earnings	Earnings Per Share
Net Earnings (U.S. GAAP)	$137,623	$2.23	$83,296	$1.36
Non-U.S. GAAP Adjustments
Specific charge for excess and obsolete inventory[a]	6,536	0.11	-	-
Non-recurring charge related to a previous acquisition[b]	-	-	4,378	0.07
Tax Effect of Non-U.S. GAAP Net Earnings Adjustments	(1,618)	(0.03)	(1,249)	(0.02)
Total non-U.S. GAAP Adjustments	4,918	0.08	3,129	0.05
German corporate tax rate reduction impact[c]	(13,392)	(0.22)	-	-
Adjusted Net Earnings (Non-U.S. GAAP)	$129,149	$2.09	$86,425	$1.41

  Presented in the line item "Cost of goods sold" in Woodward's Condensed Consolidated Statement of Earnings.
  Presented in the line item "Selling, general, and administrative expenses" in Woodward's Condensed Consolidated Statement of Earnings.
  Presented in the line item "Income tax expense" in Woodward's Condensed Consolidated Statement of Earnings.
Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings to Adjusted Net Earnings[1] (Unaudited – In thousands, except per share amounts)
	Years Ended September 30,
	2025		2024
	Net Earnings	Earnings Per Share	Net Earnings	Earnings Per Share
Net Earnings (U.S. GAAP)	$442,111	$7.19	$372,971	$6.01
Non-U.S. GAAP Adjustments
Product rationalization[a]	(20,524)	(0.33)	-	-
Business development activities[b]	7,310	0.12	5,902	0.10
Specific charge for excess and obsolete inventory[c]	6,536	0.11	-	-
Non-recurring gain related to a previous acquisition[a]	-	-	(4,803)	(0.08)
Non-recurring charge related to a previous acquisition[b]	-	-	4,378	0.07
Certain non-restructuring separation costs[b]	-	-	2,666	0.04
Tax Effect of Non-U.S. GAAP Net Earnings Adjustments	1,512	0.02	(1,978)	(0.03)
Total non-U.S. GAAP Adjustments	(5,166)	(0.08)	6,165	0.10
German corporate tax rate reduction impact[d]	(13,392)	(0.22)	-	-
Adjusted Net Earnings(Non-U.S. GAAP)	$423,553	$6.89	$379,136	$6.11

  Presented in the line item "Other income, net" in Woodward's Condensed Consolidated Statement of Earnings.
  Presented in the line item "Selling, general, and administrative expenses" in Woodward's Condensed Consolidated Statement of Earnings.
  Presented in the line item "Cost of goods sold" in Woodward's Condensed Consolidated Statement of Earnings.
  Presented in the line item "Income tax expense" in Woodward's Condensed Consolidated Statement of Earnings.
Woodward, Inc. and Subsidiaries Reconciliation of Income Tax Expense to Adjusted Income Tax Expense[1] (Unaudited – In thousands)
	Three Months Ended September 30,
	2025	2024
Income tax expense (U.S. GAAP)	$22,135	$18,235
Tax Effect of Non-U.S. GAAP Net Earnings Adjustments	15,010	1,249
Adjusted Income Tax Expense (Non-U.S. GAAP)	$37,145	$19,484
Adjusted Effective Income Tax Rate (Non-U.S. GAAP)	22.3%	18.4%

Woodward, Inc. and Subsidiaries Reconciliation of Income Tax Expense to Adjusted Income Tax Expense[1] (Unaudited – In thousands)
	Years Ended September 30,
	2025	2024
Income tax expense (U.S. GAAP)	$79,300	$81,000
Tax Effect of Non-U.S. GAAP Net Earnings Adjustments	11,880	1,978
Adjusted Income Tax Expense (Non-U.S. GAAP)	$91,180	$82,978
Adjusted Effective Income Tax Rate (Non-U.S. GAAP)	17.7%	18.0%

Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings to EBIT[1] and Adjusted EBIT[1] (Unaudited – In thousands)
	Three Months Ended September 30,
	2025	2024
Net Earnings (U.S. GAAP)	$137,623	$83,296
Income Tax Expense	22,135	18,235
Interest Expense	10,225	13,477
Interest Income	(953)	(1,964)
EBIT (Non-U.S. GAAP)	169,030	113,044
Total non-U.S. GAAP Adjustments	6,536	4,378
Adjusted EBIT(Non-U.S. GAAP)	$175,566	$117,422

Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings to EBIT[1] and Adjusted EBIT[1] (Unaudited – In thousands)
	Years Ended September 30,
	2025	2024
Net Earnings (U.S. GAAP)	$442,111	$372,971
Income Tax Expense	79,300	81,000
Interest Expense	45,689	47,959
Interest Income	(4,189)	(6,458)
EBIT (Non-U.S. GAAP)	562,911	495,472
Total non-U.S. GAAP Adjustments	(6,678)	8,143
Adjusted EBIT(Non-U.S. GAAP)	$556,233	$503,615

Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings to EBITDA[1] and Adjusted EBITDA[1] (Unaudited – In thousands)
	Three Months Ended September 30,
	2025	2024
Net Earnings (U.S. GAAP)	$137,623	$83,296
Income Tax Expense	22,135	18,235
Interest Expense	10,225	13,477
Interest Income	(953)	(1,964)
Amortization of intangible assets	7,366	8,244
Depreciation Expense	21,816	21,084
EBITDA (Non-U.S. GAAP)	198,212	142,372
Total non-U.S. GAAP Adjustments	6,536	4,378
Adjusted EBITDA(Non-U.S. GAAP)	$204,748	$146,750

Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings to EBITDA[1] and Adjusted EBITDA[1] (Unaudited – In thousands)
	Years Ended September 30,
	2025	2024
Net Earnings (U.S. GAAP)	$442,111	$372,971
Income Tax Expense	79,300	81,000
Interest Expense	45,689	47,959
Interest Income	(4,189)	(6,458)
Amortization of Intangible Assets	28,224	33,592
Depreciation Expense	85,054	82,578
EBITDA (Non-U.S. GAAP)	676,189	611,642
Total non-U.S. GAAP Adjustments	(6,678)	8,143
Adjusted EBITDA(Non-U.S. GAAP)	$669,511	$619,785

Woodward, Inc. and Subsidiaries Reconciliation of Non-Segment Expenses to Adjusted Non-Segment Expenses[1] (Unaudited – In thousands)
	Three Months Ended September 30,
	2025	2024
Non-Segment Expenses (U.S. GAAP)	$41,240	$31,036
Specific charge for excess and obsolete inventory	(6,536)	-
Non-recurring charge related to a previous acquisition	-	(4,378)
Adjusted Non-Segment Expenses (Non-U.S. GAAP)	$34,704	$26,658

Woodward, Inc. and Subsidiaries Reconciliation of Non-Segment Expenses to Adjusted Non-Segment Expenses[1] (Unaudited – In thousands)
	Years Ended September 30,
	2025	2024
Non-Segment Expenses (U.S. GAAP)	$(126,226)	$(119,745)
Product rationalization	(20,524)	-
Business development activities	7,310	5,902
Specific charge for excess and obsolete inventory	6,536	-
Non-recurring gain related to a previous acquisition	-	(4,803)
Non-recurring charge related to a previous acquisition	-	4,378
Certain non-restructuring separation costs	-	2,666
Adjusted Non-Segment Expenses (Non-U.S. GAAP)	$(132,904)	$(111,602)

Woodward, Inc. and Subsidiaries Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow[1] (Unaudited – In thousands)
	Three Months Ended September 30,
	2025	2024
Net cash provided by operating activities (U.S. GAAP)	$233,318	$141,760
Payments for property, plant, and equipment	(52,391)	(24,087)
Free cash flow (Non-U.S. GAAP)	$180,927	$117,673

Woodward, Inc. and Subsidiaries Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow[1] (Unaudited – In thousands)
	Years Ended September 30,
	2025	2024
Net cash provided by operating activities (U.S. GAAP)	$471,294	$439,089
Payments for property, plant, and equipment	(130,928)	(96,280)
Free cash flow (Non-U.S. GAAP)	$340,366	$342,809

1Adjusted and Non-U.S. GAAP Financial Measures: Adjusted net earnings, adjusted earnings per share, adjusted income tax expense, adjusted effective income tax rate, EBIT, adjusted EBIT, EBITDA, adjusted EBITDA, and adjusted nonsegment expenses exclude, as applicable, (i) product rationalization, (ii) costs related to business development activities, (iii) a specific charge for excess and obsolete inventory, (iv) a non-recurring gain related to a previous acquisition, (v) a non-recurring charge related to a previous acquisition, (vi) certain non-restructuring separation costs, and (vii) the impact of a German corporate tax rate reduction. The product rationalization adjustment pertains to the elimination and divestiture of certain product lines. The specific charge for excess and obsolete inventory relates to the intended disposal of certain inventory in our Industrial segment due in part to an unexpected shift in sales patterns. This non-recurring charge is not related to product rationalization and reflects an isolated event. The Company believes that these excluded items are short‐term in nature, not directly related to the ongoing operations of the business, and therefore, the exclusion of them illustrates more clearly how the underlying business of Woodward is performing.

EBIT (earnings before interest and taxes), adjusted EBIT, EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted EBITDA, free cash flow, adjusted net earnings, adjusted earnings per share, adjusted income tax expenses, adjusted effective income tax rate, and adjusted nonsegment expenses are financial measures not prepared and presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Management uses EBIT and adjusted EBIT to evaluate Woodward’s operating performance without the impacts of financing and tax related considerations. Management uses EBITDA and adjusted EBITDA in evaluating Woodward’s operating performance, making business decisions, including developing budgets, managing expenditures, forecasting future periods, and evaluating capital structure impacts of various strategic scenarios. Management also uses free cash flow, which is derived from net cash provided by or used in operating activities less payments for property, plant, and equipment in reviewing the financial performance of Woodward’s business segments and evaluating cash generation levels. Securities analysts, investors, and others frequently use EBIT, EBITDA and free cash flow in their evaluation of companies, particularly those with significant property, plant, and equipment, and intangible assets that are subject to amortization. The use of any of these non-U.S. GAAP financial measures is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP. Because adjusted net earnings, adjusted earnings per share, EBIT, EBITDA, adjusted EBIT, and adjusted EBITDA exclude certain financial information compared with net earnings, the most comparable U.S. GAAP financial measure, users of this financial information should consider the information that is excluded. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Management’s calculations of EBIT, EBITDA, adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective income tax rate, adjusted nonsegment expenses, and free cash flow may differ from similarly titled measures used by other companies, limiting their usefulness as comparative measures.

2Website, Facebook: Woodward has used, and intends to continue to use, its Investor Relations website and its Facebook page as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

3FY26 Free Cash Flow: Information reconciling our FY26 free cash flow guidance to forward-looking net cash provided by operating activities is not available without unreasonable effort due primarily to uncertainty of timing for capital expenditures.

Contact:	Dan Provaznik Director, Investor Relations 970-498-3849 Dan.Provaznik@woodward.com